UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-0792300
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4001 Rodney Parham, Road	72212
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.0001 per share (the “Common Stock”), of Windstream Corporation, a Delaware corporation (“Registrant”). The description of the Registrant’s Common Stock included in the Registrant’s S-4 Registration Statement on Form S-4 (Reg. No. 333-132073) filed with the SEC on February 28, 2006, as amended by Amendment No. 1 to Form S-4 filed April 12, 2006, Amendment No. 2 to Form S-4 filed May 2, 2006, Amendment No. 3 to Form S-4 filed May 23, 2006, Amendment No. 4 to Form S-4 filed May 26, 2006, and by the Registrant’s prospectus filed on May 26, 2006 pursuant to Rule 424(b)(3) under the Securities Act, and Current Reports on Form 8-K filed on February 9, 2007 and February 6, 2009, is hereby incorporated by reference.

Item 2. Exhibits.

Because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC, and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2009	Windstream Corporation

	By:	/s/ John P. Fletcher
	Name:	John P. Fletcher
	Title:	Executive Vice President, Secretary and General Counsel